UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2026 (July 22, 2026)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 W. 57th St, #33B
New York, New York 10019

(Address of Principal Executive Offices)

972- 4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 22, 2026, DarioHealth Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with institutional investors, pursuant to which the Company agreed to issue and sell to the investors in a registered direct offering priced at-the-market under Nasdaq rules (the “Offering”) an aggregate of 2,437,060 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and pre-funded warrants to purchase an aggregate of 1,017,499 shares of Common Stock (the “Pre-Funded Warrants”). Each Share is being sold at an offering price of $6.80 per share, and each Pre-Funded Warrant is being sold at an offering price of $6.7999, for aggregate gross proceeds of approximately $23.5 million before deducting the Offering expenses. In addition, Dennis Matheis, a member of the Company’s Board of Directors, entered into a Purchase Agreement to purchase 14,430 shares of Common Stock at a purchase price of $6.93 per share. The Offering is expected to close on or about July 23, 2026, subject to satisfaction of customary closing conditions.

The Pre-Funded Warrants are exercisable at any time after the date of issuance. A holder of Pre-Funded Warrants may not exercise the warrant if the holder, together with any group that the holder is a member, would beneficially own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may terminate, increase or decrease this percentage by providing at least 61 days’ prior notice to the Company. A holder of Pre-Funded Warrant is also subject to a limitation on exercise of the Pre-Funded Warrant if such exercise would result in such holder, together with any group that the holder is a member, beneficially owning more 9.99% of the number of shares of common stock outstanding immediately before giving effect to such exercise, unless shareholder approval is obtained.

The Company agreed that, subject to certain exceptions, that for a period of thirty (30) days after the closing of the Offering (the “Restricted Period”) (i) the Company will not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or common stock equivalents or (ii) file any registration statement or amendment or supplement thereto, other than the final prospectus supplement relating to this offering or a registration statement on Form S-8 in connection with any employee benefit plan (including the Company’s Employee Stock Purchase Plan). Notwithstanding the foregoing, during the Restricted Period, the Company is permitted to make sales under its existing At-The-Market facility.

On July 22, 2026, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with A.G.P./Alliance Global Partners, as sole placement agent (the “Placement Agent”), pursuant to which the Company engaged the Placement Agent as the exclusive placement agent in connection with the Offering. Pursuant to the Placement Agent Agreement, the Company will pay the Placement Agent a cash fee equal to 6.0% of the aggregate gross proceeds raised from the sale of the securities sold in the Offering, with the exception of a 1.0% cash fee for aggregate gross proceeds of the sale of securities raised from certain investors of which the Placement Agent and the Company mutually agreed upon. The Company also agreed to reimburse the Placement Agent at closing for legal and other expenses incurred by them in connection with the offering in an aggregate amount up to $60,000. The Placement Agent Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Offering is being made pursuant to a Registration Statement (No. 333-294454) on Form S-3, which was declared effective by the Commission on March 27, 2026, as supplemented by a prospectus supplement dated July 22, 2026.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of the parties to the Securities Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission

The foregoing description of the Securities Purchase Agreement, the Placment Agency Agreement, and Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Securities Purchase Agreement, the Placment Agency Agreement and Pre-Funded Warrants, which are filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. A copy of the opinion of Sullivan & Worcester LLP, relating to the validity of the securities in connection with the Offering, is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 8.01	Other Events.

On July 22, 2026, the Company issued a press release relating to the announcement of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Sullivan & Worcester LLP

10.1	Form of Securities Purchase Agreement

10.2	Placement Agency Agreement, dated July 22, 2026

23.1	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)

99.1	Press release dated July 22, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2026	DARIOHEALTH CORP.

	By:	/s/ Chen Franco-Yehuda
		Name:	Chen Franco-Yehuda
		Title:	Chief Financial Officer, Treasurer and Secretary